Exhibit 99.1

FOR IMMEDIATE RELEASE

AGS Announces Repricing of its Term Loans; Reduces Over $6 Million in Annual Cash Interest Expense

LAS VEGAS, February 8, 2018 – PlayAGS, Inc. (“AGS” or the “Company”) (NYSE: AGS) today announced that it has completed the repricing of its existing $513 million term loans under its First Lien Credit Agreement (the “Term Loans”). The Term Loans were repriced from 550 basis points to 425 basis points over LIBOR. The LIBOR floor remains at 100 basis points. As a result of the repricing, the Company expects to realize annual cash interest savings of approximately $6.4 million. The repriced Term Loans continue to be due in full in February 2024.

“After executing our initial public offering less than two weeks ago, we immediately started work on repricing our Term Loans to reduce our annual interest expense and provide us with more cash to grow and operate the business,” said David Lopez, Chief Executive Officer of AGS. “With a stronger credit profile, we are pleased to now be in a position to generate additional cash flows, which provide a future opportunity for incremental deleveraging.”

###

About AGS

AGS, LLC. is a global company focused on creating a diverse mix of entertaining gaming experiences for every kind of player. Our roots are firmly planted in the Class II Native American gaming market, but our customer-centric culture and growth have helped us branch out to become a leading all-inclusive commercial gaming supplier. Powered by high-performing Class II and Class III slot products, an expansive table products portfolio, highly-rated social casino solutions for players and operators, and best-in-class service, we offer an unmatched value proposition for our casino partners. Learn more about us at www.playags.com.

Forward-Looking and Cautionary Language

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the public offering and other statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections.    All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of AGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in AGS’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of AGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions and other factors set forth under “Risk Factors” in the registration statement on Form S-1, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. AGS expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Julia Boguslawski, Chief Marketing Officer & EVP of Investor Relations, AGS

702-724-1125

jboguslawski@PlayAGS.com

All® notices signify marks registered in the United States.